                                                                    Exhibit 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(B)(2)[X]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------
                        KULICK AND SOFFA INDUSTRIES, INC.
               (Exact name of obligor as specified in its charter)

               PENNSYLVANIA                            23-1498399
      (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)



           2101 Blair Mill Road
        Willow Grove, Pennsylvania                       19090
  (Address of principal executive offices)             (Zip Code)

                             -----------------------
                             Senior Debt Securities
                       (Title of the indenture securities)

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ITEM 1.           GENERAL INFORMATION*

Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  1.     Comptroller of the Currency, Washington D.C.

                  2.     Federal Deposit Insurance Corporation, Washington, D.C.

                  3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

         (b)      Whether it is authorized to exercise corporate trust powers.

                         Yes.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


                                     Not Applicable

*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.          LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

                  1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  5.       Not applicable.

                  6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.       Not applicable.

                  9.       Not applicable.



                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 13th day of February, 2002.

                                               LASALLE BANK NATIONAL ASSOCIATION



                                                   By:  /s/  John W. Porter
                                                      -----------------------
                                                         John W. Porter
                                                         Vice President

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LIABILITIES


 13. Deposits:                                                                                     RCON
     a. In domestic offices (sum of totals of                                                      ----
        columns A and C from Schedule RC-E, part I)                                                2200         24,962,920     13.a
                                                                          RCON
                                                                          ----
           (1) Noninterest-bearing (1)                                    6631      4,809,578                                 13.a.1
           (2) Interest-bearing                                           6636     20,153,342                                 13.a.2
                                                                                                  RCFN
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from                       ----
        Schedule RC-E, part II)                                                                   2200          4,225,541     13.b
                                                                          RCFN
                                                                          ----
           (1) Noninterest-bearing                                        6631              0                                 13.b.1
           (2) Interest-bearing                                           6636      4,225,541                                 13.b.2
                                                                                                  RCFD
                                                                                                  ----
14. Federal funds purchased and securities sold under agreements to repurchase                    2800          5,838,350     14.
15. (from Schedule RC-D)                                                                          3548            136,157     15


16. Other borrowed money (includes mortgage indebtedness and obligations under                    3190         12,238,951     16
    capitalized leases): From schedule RC-M

17. Not applicable.
18. Bank's liability on acceptances executed and outstanding                                      2920             11,927     18.
19. Subordinated notes and debentures (2)                                                         3200            896,000     19.
20. Other liabilities (from Schedule RC-G)                                                        2930          2,303,386     20.
21. Total liabilities (sum of items 13 through 20)                                                2948         50,613,232     21.
22. Minority Interest in consolidated subsidiaries                                                3000             18,446     22.

EQUITY CAPITAL

                                                                                                  RCFD
                                                                                                  ----
23. Perpetual preferred stock and related surplus                                                 3838            635,410     23.
24. Common stock                                                                                  3230             41,234     24.
25. Surplus (exclude all surplus related to preferred stock)                                      3839          1,903,169     25.
26. a. Retained Earnings                                                                          3632          1,621,745     26.a
    b. Accumulated Other Comprehensive income.(3)                                                 B530           (102,573)    26.b
27. Other Equity capital components (4)                                                           3284                  0     27.
28. Total equity capital (sum of items 23 through 27)                                             3210          4,098,985     28.
29. Total liabilities, minority interest, and equity capital (sum of
    items 21, 22, and 28)                                                                         3300         54,730,663     29.

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes        RCFD           Number
    the most comprehensive level of auditing work performed for the bank by independent           ----           ------
    external auditors as of any date during 1999                                                  6724             N/A        M.1

1 =    Independent audit of the bank conducted in accordance
       with generally accepted auditing standards by a certified
       public accounting firm which submits a report on the bank
2 =    Independent audit of the bank's parent holding company
       conducted in accordance with generally accepted auditing
       standards by a certified public accounting firm which
       submits a report on the consolidated holding company (but
       not on the bank separately)
3 =    Attestation on bank managements assertion on the effectiveness of the banks internal auditors over financial reporting by a certified public accounting firm with generally accepted auditing standards by a certified public accounting firm.
4 =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified
       accounting firm.
       (may be required by state chartering authority)
5 =    Directors' examination of the bank performed by other
       external auditors (may be required by state chartering
       authority)
6 =    Review of the bank's financial statements by external auditors.
7 =    Compilation of the bank's financial statements by external auditors
8 =    Other audit procedures (excluding tax preparation work)
9 =    No external audit work

-------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.